CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of U.S. Gold Corporation on Form S-8, File
No. 33-47460 of our report dated February 1, 2001, on our audits of the consolidated balance sheet, and related statements of operations, change in shareholders equity and cash flows for U.S. Gold Corporation as of and for the years ended December 31, 2000 and 1999, which report is included in the Annual Report on Form 10-KSB.

Stark Tinter & Associates, LLC
Certified Public Accountants

February 1, 2000
Denver, Colorado